SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 AND 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 23, 2003 (DECEMBER 18, 2003)


                                  CRESTED CORP.
                                  -------------
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          COLORADO                     0-8773                    84-0608126
----------------------------        -----------              -------------------
(STATE OR OTHER JURISDICTION        (COMMISSION             (I.R.S.  EMPLOYER
     OF INCORPORATION)               FILE NO.)               IDENTIFICATION NO.)


GLEN  L.  LARSEN  BUILDING
877  NORTH  8TH  WEST
RIVERTON,  WY                                                     82501
--------------------------------------------                    -----------
(ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)                    (ZIP  CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (307) 856-9271


                                 NOT APPLICABLE
                                 --------------
              (FORMER NAME, FORMER ADDRESS OR FORMER FISCAL YEAR,
                          IF CHANGED FROM LAST REPORT)

ITEM  5:  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     Crested Corp. (Crested) reports that on December 18, 2003, its subsidiary, Rocky Mountain Gas, Inc. (RMG), signed a Purchase and Sale Agreement to acquire coalbed methane (CBM) properties from a non-disclosed party in the Powder River Basin of Wyoming for a combination of cash and equity. The transaction is contingent upon receipt of financing from outside sources. RMG is conducting a due diligence review of title, various permits, and production records. The
Agreement is subject to the approval of the Boards of Crested and its parent U.S. Energy Corp, and is scheduled to close on or before January 30, 2004.

     The property subject to the Agreement includes 247 completed wells of which 237 are completed in the Wyodak formation on the North and South producing properties. Of these 237 wells, 144 are producing gas, while the remaining 93 wells are pumping water only to enhance production from the gas producing wells. Combined production from the North and South producing properties is approximately 8.1 million cubic feet of gas per day (MMCFD) gross. The portion of the production that is subject to the sale is about 4.2 MMCFD net from the two properties located near Gillette, Wyoming. The producing properties include 12,602 gross acres, which includes a gathering and transmission line to the Thunder Creek Pipeline on one of the properties. The purchase also includes approximately 40,000 net acres of undeveloped properties, which consists of about 28,000 net acres that are located in the Powder River Basin and are prospective for CBM development. All of the acreage being acquired is in fee, which typically are the least restrictive lands to develop. Pinnacle Gas Resources, Inc. (Pinnacle), a CBM company that RMG currently owns a 22% equity interest in, has a first right of refusal to acquire the undeveloped acreage portion of the acquisition. PGR has not yet indicated that it will exercise such right.



ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  statements  of  business  acquired.  Not  applicable.

     (b)     Pro  forma  financial  information.  Not  applicable.

     (c)     Exhibits.  Not  applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CRESTED  CORP.



Dated:  December  24,  2003               By:     /s/ Daniel P. Svilar
                                                --------------------------------
                                                Secretary